As Filed with the United States Securities and Exchange Commission on May 23, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

COMCAST CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	27-0000798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Comcast Center

Philadelphia, PA 19103-2838

(215) 286-1700

(Address of Principal Executive Offices)

COMCAST CORPORATION 2002 RESTRICTED STOCK PLAN

COMCAST CORPORATION 2003 STOCK OPTION PLAN

(Full title of the plan)

Arthur R. Block

Senior Vice President, General Counsel and Secretary

Comcast Corporation

One Comcast Center

Philadelphia, PA 19103-2838

(Name and address of agent for service)

(215) 286-1700

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1) (2)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Class A Common Stock, par value $0.01 per share	78,500,000	$24.79	$1,946,015,000	$225,933

(1)	This registration statement (this “Registration Statement”) registers the issuance of 78,500,000 shares of Class A Common Stock (the “Class A Common Stock”) of Comcast Corporation (the “Registrant”), par value $0.01, 22,500,000 of which are issuable pursuant to the Comcast Corporation 2002 Restricted Stock Plan, as amended and restated, and 56,000,000 of which are issuable pursuant to the Comcast Corporation 2003 Stock Option Plan, as amended and restated (collectively, the “Plans”).
(2)	Pursuant to Rule 416, there shall also be deemed covered hereby such additional shares as may result from anti-dilution adjustments under the Plans and which may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(3)	Estimated pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee on the basis of the high and low sales prices of shares of Class A Common Stock on the Nasdaq National Market on May 17, 2011.

EXPLANATORY NOTE

Registration of Additional Shares under Comcast Corporation 2002 Restricted Stock Plan

Pursuant to General Instruction E of Form S-8, this Registration Statement is also being filed in order to register an additional 22,500,000 shares of the Registrant’s Class A Common Stock, par value $0.01 per share, which are securities of the same class and relate to the same employee benefit plan, the Comcast Corporation 2002 Restricted Stock Plan, as amended and restated, as those shares registered on the Registrant’s registration statements on Form S-8, previously filed with the Commission on November 19, 2002 (Registration No. 333-101295, as amended by post-effective amendment no. 1 filed on December 4, 2002), December 4, 2002 (Registration No. 333-101645), April 8, 2003 (Registration No. 333-104385), March 1, 2005 (Registration No. 333-123059), January 4, 2006 (Registration No. 333-130847), May 16, 2008 (Registration No. 333-150976), and August 21, 2009 (Registration No. 333-161468), all of which are hereby incorporated by reference.

Registration of Additional Shares under Comcast Corporation 2003 Stock Option Plan

Pursuant to General Instruction E of Form S-8, this Registration Statement is also being filed in order to register an additional 56,000,000 shares of the Registrant’s Class A Common Stock, par value $0.01 per share, which are securities of the same class and relate to the same employee benefit plan, the Comcast Corporation 2003 Stock Option Plan, as amended and restated, as those shares registered on the Registrant’s registration statements on Form S-8, previously filed with the Commission on April 8, 2003 (Registration No. 333-104385) and May 16, 2008 (Registration No. 333-150976), and August 21, 2009 (Registration No. 333-161468), all of which are hereby incorporated by reference.

Part II

Information Required in the Registration Statement

Item 8. Exhibits.

5.1	Opinion of Pepper Hamilton LLP.

5.2	Opinion of Pepper Hamilton LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Pepper Hamilton LLP (contained in Exhibits 5.1 and 5.2).

24.1	Power of Attorney (contained in the signature pages hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, Commonwealth of Pennsylvania, on May 23, 2011.

COMCAST CORPORATION

By:	/s/ Arthur R. Block
Arthur R. Block, Senior Vice
President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Brian L. Roberts, Michael J. Angelakis, David L. Cohen, Arthur R. Block and Lawrence J. Salva and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian L. Roberts Brian L. Roberts	Chairman and CEO; Director (Principal Executive Officer)	May 23, 2011

/s/ Ralph J. Roberts Ralph J. Roberts	Founder; Chairman Emeritus of the Board; Director	May 23, 2011

/s/ Michael J. Angelakis Michael J. Angelakis	Executive Vice President (Principal Financial Officer)	May 23, 2011

Signature	Title	Date

/s/ Lawrence J. Salva Lawrence J. Salva	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	May 23, 2011

/s/ S. Decker Anstrom S. Decker Anstrom	Director	May 23, 2011

Kenneth J. Bacon	Director	May 23, 2011

/s/ Sheldon M. Bonovitz Sheldon M. Bonovitz	Director	May 23, 2011

/s/ Edward D. Breen Edward D. Breen	Director	May 23, 2011

/s/ Joseph J. Collins Joseph J. Collins	Director	May 23, 2011

/s/ J. Michael Cook J. Michael Cook	Director	May 23, 2011

Gerald L. Hassell	Director	May 23, 2011

/s/ Jeffrey A. Honickman Jeffrey A. Honickman	Director	May 23, 2011

/s/ Eduardo G. Mestre Eduardo G. Mestre	Director	May 23, 2011

/s/ Dr. Judith Rodin Dr. Judith Rodin	Director	May 23, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Pepper Hamilton LLP.

5.2	Opinion of Pepper Hamilton LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Pepper Hamilton LLP (contained in Exhibits 5.1 and 5.2).

24.1	Power of Attorney (contained in the signature pages hereto).